Exhibit 99.1

Contacts:	Brian W. Poff	Dru Anderson
	Executive Vice President,	Corporate Communications, Inc.
	Chief Financial Officer	(615) 324-7346
	Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE COMPLETES PURCHASE OF HOSPICE PARTNERS OF AMERICA

Transaction Adds Hospice Services through 21 Locations Across Six States,

Producing Annualized Revenue of Approximately $55 Million

Frisco, Texas (October 1, 2019) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced that it has completed the purchase of Hospice Partners of America, LLC, a multi-state provider of hospice services headquartered in Birmingham, Alabama, for a cash purchase price of $130.0 million, representing $118.4 million of value, net of the present value of $11.6 million of estimated tax benefits. Hospice Partners of America currently serves an average daily census of approximately 1,000 patients through 21 locations across Idaho, Kansas, Missouri, Oregon, Texas and Virginia with annualized revenue of approximately $55.0 million. Addus funded the acquisition with proceeds from the Company’s recent stock offering completed on September 9, 2019.

Dirk Allison, President and Chief Executive Officer of Addus, commented, “We are very pleased to complete the purchase of Hospice Partners of America, an established provider of hospice services in multiple states. This acquisition represents a significant step in our strategy to add hospice services in markets where we already have a personal care presence and also provides a key strategic entry into the Texas market. We are delighted to welcome the experienced management team and clinical staff of Hospice Partners of America to the Addus family and we look forward to a smooth integration of our operations.

“We expect this transaction to be immediately accretive to our 2019 financial results. This is our fourth completed acquisition for 2019 and brings our total acquired annualized revenues to approximately $130.0 million to date. We commend the hard work of our team, which has led to the continued success of our acquisition strategy, and we are excited about the additional opportunities within our acquisition pipeline. We remain focused on expanding our market presence and enhancing our home care services offering, as we work to reach more consumers and create greater value for our shareholders,” added Allison.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources,

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Addus Completes Purchase of Hospice Partners of America

October 1, 2019

increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2019, and our other filings with the SEC, including our prospectus supplement, filed on September 5, 2019, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a provider of comprehensive home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 42,000 consumers through 186 locations across 26 states. For more information, please visit www.addus.com.

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